SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

August 22, 2025

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SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive

Bohemia, New York 11716

(Address of principal executive offices)

(631) 567-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Trading	Symbol	Name of each exchange on which registered
Common stock $0.5 par value	SCND	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

(a) Previous independent registered public accounting firm

On August 22, 2025, the Audit Committee of the Board of Directors (the “Audit Committee”) of Scientific Industries, Inc (the “Company”) recommended, and the Board of Directors of the Company (the "Board") approved, the dismissal of Forvis Mazars, LLP the “Former Auditor”) as the Company's independent registered public accounting firm.

The Company engaged the Former Auditor during the period from November 30, 2023 to, August 22, 2025 (the “Engagement Period”).  During the Engagement Period, the Former Auditor’s reports on the Company’s consolidated financial statements did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Furthermore, during the Engagement Period and through, August 22, 2025, there were no "disagreements," as that term is described in Item 304(a)(1)(iv) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended ("Regulation S-K") with the Former Auditor on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the Former Auditor’s satisfaction, would have caused the Former Auditor to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such periods.

During the Engagement Period, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided the Former Auditor with a copy of the disclosures contained herein, prior to the Company's filing of this Current Report on Form 8-K with the Securities and Exchange Commission (the “Commission”) and requested that the Former Auditor furnish the Company with a copy of a letter addressed to the Commission stating whether the Former Auditor agreed with the statements herein and, if not, stating the respects in which the Former Auditor does not agree. The Former Auditor’s letter to the Commission is attached hereto as Exhibit 16.1.

(b) Appointment of new independent registered public accounting firm

On, August 22, 2025, the Company, based on the recommendation of the Audit Committee, engaged Berkowitz Pollack Brant Advisors + CPAs (“BPB”) as its new independent registered public accounting firm beginning with the third quarter of the fiscal year ending December 31, 2025. The change in the Company’s independent registered public accounting firm was recommended by the Company’s Audit Committee and approved by its Board of Directors.

During the Engagement Period, neither the Company nor anyone on its behalf consulted with BPB regarding any of the following:

(i)	The application of accounting principles to a specific transaction, either completed or proposed;
(ii)	The type of audit opinion that might be rendered on the Registrant’s financial statements, and none of the following was provided to the Company:

(a)	a written report; or
(b)	oral advice that BPB concluded was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or

(iii)	Any matter that was subject of a disagreement as that term is defined in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as described in Item 304(a)(1)(v) of Regulation S-K

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 22, 2025 the Company, announced that it has appointed Zachary Rovinsky as its Chief Financial Officer (“CFO”).  Helena Santos, who served as the Company’s interim CFO since May 20, 2025, has stepped down from the role and will continue to serve as the Company Chief Executive Officer, Treasurer and Secretary.

Mr. Rovinsky, age 58, brings over three decades of expertise in financial accounting and management, spanning both private and public companies. Before joining the Company, Mr. Rovinsky served as a Director of Finance, at Maharam Fabric Corporation, a division of MillerKnoll (NASDAQ: MLKN) from August 2022 to June 2025. His career also includes leadership roles as Director of Finance at Alcott HR, VP Controller at Screenvision, Director of Finance at WWE (NYSE:WE) and Assistant Divisional Controller at Cablevision Systems Corp (NYSE:CVC).

Mr. Rovinsky is a Certified Public Accountant (CPA) and holds a Bachelor of Administration in Accounting from Hofstra University.

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There are no family relationships between Mr. Rovinsky and any director or executive officer of the Company and there are no transactions between Mr. Rovinsky and the Company that would be reportable under Item 404(a) of Regulation S-K.

Upon the commencement of his employment as the Company’s Chief Financial Officer, Mr. Rovinsky will receive an annual salary of $200,000 and be eligible to participate in the Company’s annual bonus program. His target bonus will be 10% of his base salary. Mr. Rovinsky will be eligible to participate in the Company’s 2025 Equity Incentive Plan.

ITEM 9.01 Financial Statements and Exhibits

(a),(b),(c) not applicable

(d) Exhibits

Exhibit No	Description
16.1	Letter of Forvis Mazars LLP to the Securities and Exchange Commission dated August 26, 2025

16.2	Letter of Berkowitz Pollack Brant Advisors + CPAs to the Securities and Exchange Commission dated August 26, 2025

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: August 26, 2025	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer

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